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                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549

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                              FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                      WSFS FINANCIAL CORPORATION
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      (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                           22-2866913
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(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification No.)

838 MARKET STREET, WILMINGTON, DELAWARE            19899
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(Address of Principal Executive Offices)         (Zip Code)

                        WSFS CAPITAL TRUST I
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      (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                           Applied For
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(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification No.)

C/o WSFS FINANCIAL CORPORATION
838 MARKET STREET, WILMINGTON, DELAWARE            19899
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(Address of Principal Executive Offices)         (Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the
following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.

Securities to be registered pursuant to Section 12(b) of the
Act:  None

Securities to be registered pursuant to Section 12(g) of the
Act:

Floating Rate Cumulative Trust Preferred Securities of WSFS
Capital Trust I

Guarantee of WSFS Financial Corporation with respect to the Floating Rate Cumulative Trust Preferred Securities

     ___________________________________________________
                       Title of Class
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
REGISTERED.

     For the description of the Floating Rate Cumulative Trust Preferred Securities (the "Preferred Securities") of WSFS Capital Trust I (the "Trust"), a Delaware statutory business trust and the guarantee with respect to the Preferred Securities by WSFS Financial Corporation (the "Company"), a Delaware corporation, both of which are being registered hereby, reference is made to the information contained under sections captioned "Description of Securities," "Certain Terms of Trust Preferred Securities," "Certain Terms of Junior Subordinated Debentures" and "Certain Terms of Guarantee" in the Prospectus Supplement and "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantees" in the Prospectus filed with the Securities and Exchange Commission on November 19, 1998 by the Company and the Trust pursuant to Rule 424(b)(5) (the "Prospectus"). The information contained in the Prospectus is incorporated herein by reference.

ITEM 2.  EXHIBITS.

4.1 Certificate of Trust of WSFS Capital Trust I (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3, Registration Nos. 333-56015, 333-56015-01 and 333-56015-02 filed by the
        Company the Trust and WSFS Capital Trust II (the "Registration Statement"))

4.2 Trust Agreement of WSFS Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement)

4.3     Amended and Restated Trust Agreement of WSFS
        Capital Trust I (incorporated by reference to Exhibit
        4.1 to the Company's Current Report on Form 8-K/A dated
        November 20, 1998 (the "Form 8-K/A")

4.4     Form of Trust Preferred Security Certificate of WSFS
        Capital Trust I (incorporated by reference to Exhibit
        4.3 to the Form 8-K/A)

4.5     Trust Preferred Securities Guarantee Agreement
        (incorporated by reference to Exhibit 4.3 to the Form
        8-K/A)

4.6     Form of Junior Subordinated Indenture between WSFS
        Financial Corporation and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement)

4.7     Officers' Certificate and Company Order for Floating
        Rate Junior Subordinated Debentures due December 1, 2028
        (incorporated by reference to Exhibit 4.2 to the Form
        8-K/A)

4.8     Form of Floating Rate Junior Subordinated Debenture
        (incorporated by reference to Exhibit 4.5 to the
        Form 8-K/A)
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                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   WSFS FINANCIAL CORPORATION
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                                       (Registrant)



Date: November 20, 1998          By: /s/ Marvin N. Schoenhals
                                 ----------------------------
                                  Marvin N. Schoenhals
                                  Chairman and President




                                     WSFS CAPITAL TRUST I
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                                       (Registrant)



Date: November 20, 1998          By: /s/ Marvin N. Schoenhals
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                                 Marvin N. Schoenhals
                                 Administrative Trustee